Exhibit 99.1

Earnings Conference Call February 13, 2025 8:00 a.m. CT 1 (800) 715-9871 (within North America) 1 (646) 307-1963 (outside North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports Fourth Quarter and Full-Year 2024 Results

HOUSTON, TX, February 13, 2025 — DNOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2024.

Recent Capital Allocation Actions

•	Announced a new $160 million share repurchase authorization, double the size of the share repurchase program successfully completed in 2024

•

Completed acquisition of Trojan Rentals, LLC in the fourth quarter of 2024, for $114 million in cash, enhancing our pump rental offering and industrial automation capabilities in the water transfer and management space

Financial Highlights

•	Cash provided by operating activities was $122 million for the fourth quarter of 2024 and $298 million for the full-year 2024

•	Revenue was $571 million for the fourth quarter of 2024 and $2,373 million for the full-year 2024

•	Net income attributable to DNOW Inc. was $23 million, or $0.21 per diluted share, for the fourth quarter of 2024 and $81 million, or $0.74 per diluted share, for the full-year 2024

•

Non-GAAP net income attributable to DNOW Inc. excluding other costs was $27 million, or $0.25 per diluted share, for the fourth quarter of 2024 and $100 million, or $0.91 per diluted share, for the full-year 2024

•	EBITDA excluding other costs was $45 million or 7.9% of revenue for the fourth quarter of 2024 and $176 million or 7.4% of revenue for the full-year 2024

•	Cash and cash equivalents was $256 million and long-term debt was zero at December 31, 2024 with total liquidity of approximately $556 million

David Cherechinsky, President and CEO of DNOW, added, “I am proud of the strong results we achieved in 2024, accentuated by $289 million in free cash flow, nearly twice our projections from last February. I am also pleased that fourth quarter EBITDA was markedly higher than expectations, at $45 million, or 7.9% of revenue, thanks to expanded gross margins and implemented cost control initiatives.

The recently announced $160 million share repurchase authorization, which is double in size from our previous program, demonstrates confidence in the strength of our business. This substantial increase signals our strong conviction in DNOW’s cash generation capabilities and future earnings potential. Our commitment to maintain an acquisition focus alongside share buybacks provides multiple avenues for shareholder value creation.

I am honored to represent the talented women and men of DNOW who work creatively and enthusiastically to win in the market. Your determination and dedication give me great confidence in our bright future as we lay the groundwork for a successful 2025, a year that could mark the fifth consecutive year of growth for DNOW.”

Prior to the earnings conference call a presentation titled “DNOW Fourth Quarter and Full-Year 2024 Key Takeaways” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of over 160 years. Headquartered in Houston, Texas, with approximately 2,575 employees and a network of locations, we offer a broad set of supply chain solutions combined with a suite of digital offerings branded as DigitalNOW® that provide customers access to highly complementary digital commerce, data and information management channels. Our locations provide products and solutions to exploration and production, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction as well as companies operating in the decarbonization, energy evolution and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$256	$299
Receivables, net	388	384
Inventories, net	352	366
Prepaid and other current assets	32	19

Total current assets	1,028	1,068
Property, plant and equipment, net	157	131
Deferred income taxes	93	118
Goodwill	230	139
Intangibles, net	65	28
Other assets	48	45

Total assets	$1,621	$1,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$300	$288
Accrued liabilities	130	120
Other current liabilities	12	10

Total current liabilities	442	418
Long-term operating lease liabilities	29	30
Other long-term liabilities	22	18

Total liabilities	493	466
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 105,652,963 and 106,257,565 shares issued and outstanding at December 31, 2024 and 2023, respectively	1	1
Additional paid-in capital	2,023	2,032
Accumulated deficit	(747)	(828)
Accumulated other comprehensive loss	(153)	(145)

DNOW Inc. stockholders’ equity	1,124	1,060
Noncontrolling interest	4	3

Total stockholders’ equity	1,128	1,063

Total liabilities and stockholders’ equity	$1,621	$1,529

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Revenue	$571	$555	$606	$2,373	$2,321
Operating expenses:
Cost of products	438	425	471	1,838	1,786
Warehousing, selling and administrative	103	98	107	416	395
Impairment and other charges	1	—	5	6	—

Operating profit	29	32	23	113	140
Other income (expense)	1	(1)	(1)	1	(2)

Income before income taxes	30	31	22	114	138
Income tax provision (benefit)	7	(116)	9	32	(110)

Net income	23	147	13	82	248
Net income attributable to noncontrolling interest	—	—	—	1	1

Net income attributable to DNOW Inc.	$23	$147	$13	$81	$247

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.22	$1.36	$0.12	$0.75	$2.26

Diluted	$0.21	$1.35	$0.12	$0.74	$2.24

Weighted-average common shares outstanding, basic	106	106	106	106	107

Weighted-average common shares outstanding, diluted	107	107	107	107	108

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Revenue:
United States	$451	$418	$482	$1,880	$1,749
Canada	66	65	65	253	282
International	54	72	59	240	290

Total revenue	$571	$555	$606	$2,373	$2,321

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) EBITDA excluding other costs as a percentage of revenue, (iii) net income attributable to DNOW Inc. excluding other costs, (iv) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs, and (v) free cash flow. We use these non-GAAP financial measures to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the financial performance of our business. These non-GAAP financial measures are not intended to replace the GAAP financial measures. Free cash flow is net cash provided by (used in) operating activities adjusted for purchases of property, plant and equipment, and the remaining non-GAAP financial measures exclude the impact of certain other items. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein. Totals in the schedules herein may not foot due to rounding.

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended						Year Ended
	December 31,				September 30,		December 31,
	2024	As a % of revenue	2023	As a % of revenue	2024	As a % of revenue	2024	As a % of revenue	2023	As a % of revenue
GAAP net income attributable to DNOW Inc.	$23	4.0%	$147	26.5%	$13	2.1%	$81	3.4%	$247	10.6%
Net income attributable to noncontrolling interest (1)	—		—		—		1		1
Interest expense (income), net	(2)		(1)		(1)		(6)		(4)
Income tax provision (benefit)	7		(116)		9		32		(110)
Depreciation and amortization	10		7		8		34		26
Other costs:
Stock-based compensation	4		4		3		13		15
Other (2)	3		3		10		21		9

EBITDA excluding other costs	$45	7.9%	$44	7.9%	$42	6.9%	$176	7.4%	$184	7.9%

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
GAAP net income attributable to DNOW Inc.	$23	$147	$13	$81	$247
Other (2)	3	3	10	21	9
Other tax expense (benefit) (3)	—	(126)	—	(2)	(149)

Other, net of tax (4)*	4	(123)	9	19	(140)

Net income attributable to DNOW Inc. excluding other costs	$27	$24	$22	$100	$107

*	Totals may not foot due to rounding.

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
GAAP diluted earnings per share attributable to DNOW Inc. stockholders	$0.21	$1.35	$0.12	$0.74	$2.24
Other, net of tax (4)	0.04	(1.13)	0.09	0.17	(1.27)

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs	$0.25	$0.22	$0.21	$0.91	$0.97

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION (UNAUDITED)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$122	$74	$21	$81	$105	$298	$188
Less: Purchases of property, plant and equipment	(3)	(2)	(3)	(1)	(2)	(9)	(17)

Free cash flow	$119	$72	$18	$80	$103	$289	$171

(1)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(2)	Other includes certain income and expenses not included in stock-based compensation.

For the three months ended December 31, 2024, Other included transaction-related charges of approximately $2 million included in warehousing, selling and administrative, and International restructuring charges of approximately $1 million related to foreign currency translation losses included in impairment and other charges.

For the three months ended December 31, 2023, Other of $3 million included approximately $2 million (included in warehousing, selling and administrative) related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and transaction-related charges, as well as approximately $1 million (included in other income (expense)) related to settlements of the plan assets and benefit obligations of the Company’s defined benefit pension plans.

For the three months ended September 30, 2024, Other was primarily related to International restructuring charges of $8 million, of which approximately $5 million of foreign currency translation losses included in impairment and other charges, approximately $2 million of inventory write-downs included in cost of products and $1 million of other exit costs included in warehousing, selling and administrative; additionally, Other also included transaction-related charges of approximately $2 million recorded in warehousing, selling and administrative.

For the year ended December 31, 2024, Other included International restructuring charges of $9 million of which approximately $6 million of foreign currency translation losses included in impairment and other charges, approximately $2 million of inventory write-downs included in cost of products and $1 million of other exit costs included in warehousing, selling and administrative. Additionally, Other also included transaction-related charges of approximately $12 million, of which approximately $5 million were included in cost of products and approximately $7 million were included in warehousing, selling and administrative. Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions.

For the year ended December 31, 2023, Other of $9 million included approximately $5 million (included in warehousing, selling and administrative) related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and approximately $3 million (included in warehousing, selling and administrative) related to separation and transaction-related charges; as well as approximately $1 million (included in other income and expense) related to settlements of the plan assets and benefit obligations of the Company’s defined benefit pension plans.

(3)

For the three months ended December 31, 2024, Other tax expense (benefit) represents tax benefit of less than $1 million related to Other. The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the specific tax rate or tax treatment to each item included in Other.

For the three months ended December 31, 2023, Other tax expense (benefit) represents tax benefit of $126 million from the release of valuation allowances recorded against the Company’s deferred tax assets.

For the three months ended September 30, 2024, Other tax expense (benefit) represents tax benefit of less than $1 million related to Other. The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the Company’s estimated annual effective tax rate to each item included in Other.

For the year ended December 31, 2024, Other tax expense (benefit) represents tax benefit of $2 million related to Other. The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the specific tax rate or tax treatment to each item included in Other.

For the year ended December 31, 2023, Other tax expense (benefit) represents tax benefit of $149 million from the release of valuation allowances recorded against the Company’s deferred tax assets.

(4)	Other, net of tax comprises Other and Other tax expense (benefit). See footnotes (2) and (3) for details.